Pricing Supplement dated December 8, 1996                       Rule 424(b)(3)
(To Prospectus dated October 23, 1995)                       File No. 33-62601



                         $190,587,000 Principal Amount

                                 Advanta Corp.

                                  91 Day Notes
                      Six, Eighteen and Thirty Month Notes
             One, Two, Three, Four, Five, Seven and Ten Year Notes

Caption>

                                 Annual                                    Annual
                    Interest   Percentage                     Interest   Percentage
                      Rate        Yield                         Rate        Yield
Maturity           Per Annum     (APY)*       Maturity       Per Annum     (APY)*
--------           ---------     ------       --------       ---------     ------
91 Days               5.31%       5.45%       One Year          6.06%      6.25%
Six Months            5.59%       5.75%       Two Years         6.16%      6.35%
Eighteen Months       6.11%       6.30%       Four Years        6.39%      6.60%
Thirty Months         6.30%       6.50%       Five Years        6.67%      6.90%

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* Effective annual yield assumes interest reinvested at the current daily rate.
Substantial penalty for early withdrawal.